CONTRACT

for exploration and production of hydrocarbons

at Dauletaly field, Atyrau Oblast

between

the Ministry of Energy and Mineral Resources

(the Competent authority)

and

“КоZhaN” LLP

(the Contractor)

Astana, 2003

CONTENT

Preamble

Section 1

Definitions

Section 2

Scope of the Contract

Section 3

Contract period

Section 4

Contract Territory

Section 5

Proprietorship to property and information

Section 6

Public right of purchasing and requisition of minerals

Section 7

General rights and obligations of the Parties

Section 8

Work program

Section 9

Exploration period

Section 10

Commercial discovery

Section 11

Production period

Section 12

Accounting

Section 13

Oil measuring

Section 14

Execution of subcontract works

Section 15

Financing

Section 16

Due and payments

Section 17

Business accounting

Section 18

Insurance

Section 19

Liquidation and  liquidation fund

Section 20

Conservation of mineral resources and environmental control

Section 21

Inhabitants’ and personnel’s safety

Section 22

Parties’ liability  for infringement of the contractual terms

Section 23

Force-majeure

Section 24

Confidentiality

Section 25

Cession of rights and obligations

Section 26

Applicable law

Section 27

Disputes’ Settlement

Section 28

Guarantees of the Contract stability

Section 29

Terms of Contract suspension and termination

Section 30

Contract language

Section 31

Additional provisions

Supplements:

Supplement 1 –

Decision of Competitive Committee

Supplement 2 –

Geological Lease, Expert Conclusion of the Committee on Reserves of the Republic of Kazakhstan

Supplement 3 –

Work Program

Supplement 4 –

Financial Economic Model

Supplement 5 –

Application for Obtaining Subsoil Use Right

Supplement 6 –

Minutes of the Meeting of Working Group of the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan

Supplement 7 –

Agreement on Purchasing Geological Information and Payment Orders Thereto

Supplement 8 –

Minutes of the Meeting of Technical Committee of TU “Zapkaznedra” on Agreement of the Minimum Work Program

Supplement 9 –

Expert Conclusion of 8 Ministries of the Republic of Kazakhstan

Supplement 10 – Remarks and Suggestions on the Subsoil Use Contract Proposed by Various Ministries and Agencies of the Republic of Kazakhstan.

PREAMBLE

     Taking into consideration that:

1) under the Constitution of the Republic of Kazakhstan, Subsoil and minerals set in Subsoil are in national domain;

2) the Republic of Kazakhstan expresses a desire to make the most efficient use of Minerals as well as to carry out exploration and production of hydrocarbons;

3) the Contractor is eager and has financial resources to carry out exploration and production of hydrocarbons in rational and effective manner under the Contract;

4) the Government of the Republic of Kazakhstan has authorized the Competent Authority to conclude and execute the Contract;

5) Competent Authority and Contractor came to the agreement to the effect that the Contract shall regulate their mutual rights and obligations during exploration and production of hydrocarbons;

 Competent Authority and Contractor have agreed upon the following:

Section I. DEFINITIONS

         Definitions and terms, which have no explanation in this Section, have the meaning adequate to the definitions and terms contained in the Edict of the President of the Republic of Kazakhstan, having the force of Law, #2828, dated January 27, 1996, “On Subsoil and Subsoil Use”, (hereinafter referred to as the “Subsoil” Edict), as well as in the other legislative acts regarding special Minerals and man-caused mineral formations.

1. “Coastline” - means a line of the basin’s shore, which was formed in the result of maximal rising tide (high tide).  The Government of the Republic of Kazakhstan shall state procedure of determination of the coastline’s actual location.

2. “Reimbursable expenses”- means expenses determined in accordance with the contractual terms and legislation of the State for exploration and production of hydrocarbons, which are subject to deductions as per tax law of the Republic of Kazakhstan.

3. “State” (Republic) –means the Republic of Kazakhstan.

4. “A year’s Contract period” – means the period of 12 (twelve) sequential months as per Gregorian calendar; in the Contract context it shall begin on the date of coming the Contract into force or any anniversary of this effectiveness.

5. “Foreign Investment Law ” – means the Law of the Republic of Kazakhstan “On Foreign Investments”, № 266 – XIII, dated December 27, 1994, with all the alterations and amendments to the Law effective on the date of coming the Contract into force.

6. “State authority”- means central executive body of the Republic of Kazakhstan, which is authorized to effect certain functions on behalf of the State.

7. “Geological lease” – means a Supplement to the Contract for Exploration, combined Exploration and Production; which are an integral part of this Contract, which defines a Plot in a diagram form and descriptively, where the Subsoil User has a right to carry out Exploration.

8. “Date of coming the Contract into force” – means a date stated in the paragraph 3.1 of the Contract.

9. “Production” – means the whole package of work (operations) connected with an extraction of Minerals from the Subsoil on the surface, as well as from Man-caused mineral formations being in the State ownership, including all the processing operations and temporal storage of Minerals.

10. “Marine pollution” – means entry into marine environmental of materials, substances, energy, noise, vibration, as well as various types of radiation, and fields that are affecting or capable to affect people, marine living organisms and marine ecosystem, or disturbing or damaging or capable to yield a loss to natural or juridical persons, which run their legal activity in the sea or on shore.

11. “Legislation on Subsoil Use” – means the Edict of the President of the Republic of Kazakhstan, having the force of Law, № 2828, dated January 27, 1996 “On Subsoil and Subsoil Use”, amendments and alterations to this Edict, and other legislative acts regarding particular types of Minerals and man-caused mineral formations.

12. “Commercial discovery” – means discovery of one or several Fields economically sound for Production within the Contract Territory.

          13. “Competent Authority” – means the Ministry of Energy and Mineral Resources, which is delegated with powers to conclude and execute the Contract.

          14. “Contract” -means the present Contract for Exploration and Production of hydrocarbons at the Dauletaly Field concluded between the Competent Authority and the Contractor, as well as all the Supplements to this Contract.

         15. “Contract Territory” – means a territory defined by Geological or Mining lease, where the Subsoil user has a right to carry out subsoil use operations in compliance with the Contract.

16. “Field” – means Dauletaly Field containing natural accumulation of hydrocarbons.

17. “Minerals”  - Subsoil  portion (rock, ore stuff and others) containing Minerals, which was extracted onto surface.

          18. “Tax Law” – means the Code of the Republic of Kazakhstan ”On Taxes and Other Compulsory Payments to Budget” dated June 12, 2001, alterations and amendments to this Code and other normative legal acts regulating discharge of taxes and other payments.

          19. “Subsoil” – means a part of the earth’s crust beneath soil layer; if the soil layer is not available it means the part of the earth’s crust beneath earth surface, seabed and ground of lakes and rivers extending to the depths accessible for Subsoil Use Operations subject to scientific and technological advance.

20. “Subsoil Use Operations” -means all works related to hydrocarbons’ exploration and production carried out at the Contract Territory in accordance with the Contract for exploration and production of hydrocarbons.

21. “Contractor” – means Subsoil User – “KoZhaN” Limited Liability Partership that concluded the Contract with the Competent Authority.

22. “Government” – means the Government of the Republic of Kazakhstan.

23. “Minerals”  – means natural mineral substances contained in the depths in solid, liquid or gaseous state (including ground water and therapeutic muds) fit for usage in material production, or hydrocarbons.

24. “Accompanying minerals” – means component parts of the Minerals extracted along with the main Minerals.

25. “Positive Practice of the Field Development” – means the practice that is usually used by the Subsoil Users during Exploration and Production in the states all over the world as rational, safe, effective practice required to carry out Subsoil Use Operations.

26. “Man-caused mineral formations” – means waste of mining, concentration, metallurgical and other kinds of industries (slag, dumps, reject material, etc.) containing Mineral (Minerals).

27.”Work Program” – means all types of plans prepared to carry out Subsoil Use Operations, including National geological surveying, Exploration and Production plans.

28. “Exploration” – means the works (operations) connected with survey and appraisal of the Mineral fields.

29. “Parties” – means the Competent Authority and the Contractor, if they are taken in the aggregate.

30. “Subcontractor” – means legal or natural person, who concluded a Contract with the Contractor for fulfillment of any part of the Contractor’s obligations under the Contract.

         31. ‘Third party”  - means any natural or legal person except for Parties to the Contract.

32. “Approved reserves” – means geological and mineable mineral reserves apprised by the public examination agency.

33. “Subsoil area” (block) – means geometrized part of the Subsoil allocated in the closed boundaries for Subsoil use.

Section 2. PURPOSE OF THE CONTRACT

2.1. Purpose of the Contract is a determination and legal implementation of contractual relationship between the Competent Authority and the Contractor in accordance with the State legislation effective on the date of coming the Contract into force.

Section 3. CONTRACT PERIOD

3.1. Contract shall come into force from the moment of its state registration with the Competent Authority (authorized state agency) with compulsory issue of the Contract Registration Certificate.

3.2. Contract period shall expire on the last day of the Contract term in 2034, the period of Exploration is 6 years, Production – 25 years.

3.3. Contract period can be prolonged by the Parties’ agreement in accordance with the legislation of the State.

3.4. Terms and conditions of the Contract shall be changed by written agreement of the Parties in case of prolongation of the Contract period.

Section 4. CONTRACT TERRITORY

4.1.

The Contractor shall perform hydrocarbons’ Exploration and Production within the Contract Territory in accordance with the Contract terms.

4.2.

If during Exploration and Production of hydrocarbons at Dauletaly field, Atyrau Oblast, it is found that geographical boundaries of the Field exceed the Contract Territory’s limits stated by the Geological Lease, a matter of its expansion shall be settled by changing Contract terms in accordance with the legislation of the Republic of Kazakhstan, provided that such expansion does not damage interests of the other subsoil users.

4.3.

Return of the Contract Territory, except for the territory of Commercial Discovery, shall be performed by the sixth year of the Contract Period.

Section 5. PROPRIETORSHIP TO PROPERTY

AND INFORMATION

5.1.

All the material and intangible assets purchased by the Contractor for Exploration and Production of hydrocarbons shall be the Contractor’s property.

5.2.

Right of property stated in Section 5.1.of the Contract can be mortgaged or encumbered in other way in favour of the Third Party to provide financing of hydrocarbons’ exploration and production in accordance with the legislation of the State.

5.3.

Information about geological structure of the Subsoil, Minerals contained in the Subsoil, geological parameters of the Fields, reserves’ size, terms of development, as well as other information on peculiarities of the Subsoil reflected in geological reports, maps and other materials is of public property provided that it is obtained out of proceeds of budget allocation; and this information shall be the Contractor’s property provided that it is obtained at the own expenses of the Contractor.

5.4.

Information on the Contract Territory’s Subsoil, that is of public property, shall be obtained by the Contractor from the Committee of Geology and Subsoil Protection of the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan in accordance with a procedure established by the legislation of the State.

5.5.

Geological and other Subsoil data obtained by the Contractor in the course of Exploration and Production of hydrocarbons shall be handed over without fail and free of charge to the Committee of Geology and Subsoil Protection for storage, systematization and summarizing.

5.6.

Use of geological information on Subsoil for scientific, commercial and other purposes that is obtained at the Contractor’s expenses and handed over by him in accordance with the Section 5.5. of the Contract shall be defined on the basis of a separate agreement between the Contractor and the Committee of Geology and Subsoil Protection of the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the “MEMR”).

5.7.

In case of the Contract termination all the geological information shall pass into the State ownership.  The Contractor shall hand over all the documents and other material objects including source information to the Committee of Geology and Subsoil Protection of the MEMR free of charge.

Section 6. PUBLIC RIGHT TO PURCHASE

AND REQUISITION MINERALS

6.1.

In case of a war, Acts of God and other circumstances stipulated by the legislation on emergency situations, the Government shall have a right to requisition of a part of or all Minerals owned by the Contractor.  Requisition can be performed to the extent required for the State through the whole period of the state of emergency.

6.2.

State shall guarantee compensation for confiscated Minerals in kind or money terms at the price of  world market existing on the date of requisition (for foreign Contractor payment of pecuniary compensation shall be effected in hard currency, for national Contractor payment of compensation shall be effected in national currency of the State).

6.3.

State shall have preemptive right to purchase hydrocarbons from the Contractor at the prices not exceeding the world market prices and in the volume required to meet the State’s needs within the whole period of the state of emergency.

Section 7. GENERAL RIGHTS AND OBLIGATIONS OF THE PARTIES

7.1

Contractor shall have the right to do the following:

7.2.1.

Carry out Exploration and Production of hydrocarbons within the Contract Territory on the exclusive basis.

7.2.2.

Independently take any legal actions with regard to Subsoil Use within the boundaries of the allotted Contract Territory in accordance with the terms stated in the Contract.

7.2.3.

Use the results of own activity including oil production at the discretion of the Contractor.

7.2.4.

Erect production and social facilities required for hydrocarbons’ Exploration and Production within the Contract Territory and in case of need on other plots allocated to the Contractor in the established order.

7.2.5.

By the agreement with the owners of general use utilities make use of these facilities within the Contract territory and outside it.

7.2.6.

To carry on negotiations to prolong the Contract period in accordance with Section 3.3 of the Contract in the first order.

7.2.7.

To contract Subcontractors to perform particular types of work connected with Exploration and Production of hydrocarbons.

7.2.8.

To assign all own rights or part of them to the Third Party in compliance with the terms of the Contract and legislation of the State.

7.2.9.

To end his activity in accordance with the terms of the Contract and legislation of the State.

7.2.10.

In case of termination of the Contract, the Contractor shall have a right to dispose the property at his discretion, unless otherwise stated in the Contract

7.2.11.

Contractor’s rights can be supplemented by the Parties’ agreement provided that this is not in conflict with the legislation of the State.

7.2

Contractor shall undertake:

7.2.1.

Within 60 days upon the date of coming the Contract into force, to start Work Program of geological exploration works agreed with the state agency for subsoil protection and use, and registered with Territorial funds.

7.2.2.

To choose the most effective procedures and technologies for Exploration and Production of hydrocarbons based on the standard, accepted in world practice.

7.2.3.

In accordance with Decree of the Government of the Republic of Kazakhstan No. 1172 dated August 2, 2000, the Contractor is obliged to deliver 100% of oil produced during the probation exploitation period and 20% of oil produced during the period of Production to domestic oil refineries on the conditions that are adequate in comparison with other subsoil users.  That conditions are defined according to the agreement with such oil refineries.

7.2.4.

To use the Contract Territory only for purposes stipulated in the Contract.

7.2.5.

To carry out Exploration and Production of the hydrocarbons in full conformity with the legislation of the State and Work Program.

7.2.6.

To not prevent the third parties from free movement within the Contract Territory, use objects and utilities of general use or perform any works, including Exploration and Production of other natural resources, except for hydrocarbons, provided that it is not connected with special safety conditions, and such activity does not hinder Exploration and Production of hydrocarbons.

7.2.7.

To meet the requirements of all the approved process flowsheets and projects for Exploration and Production of hydrocarbons that provide personnel and inhabitants safety.

7.2.8.

Without fail use equipment, materials and finished product manufactured in the State, provided that they meet the standards and other tender requirements of the Republic of Kazakhstan.

7.2.9.

It is obligatory to involve Kazakhstani enterprises and organizations to perform works and render services during Exploration and Production of hydrocarbons, including use of air, railway, water and other types of transport means, provided that these services meet the standards and other requirements of tender held within Kazakhstan territory in the order established by the Government of the Republic of Kazakhstan.

7.2.10.

In case of non-availability of any services in the Republic of Kazakhstan, to use services of foreign companies upon permission of the authorized state agency.

7.2.11.

To give preference to and to create work places for Kazakhstani personnel during Exploration and Production of the hydrocarbons.

7.2.12.

To submit to the Competent Authority the Work Program, as well as detailed information concerning the progress of the Work Program.

7.2.13.

To allocate not less than 1% of volume of total investments for professional training of the Kazakhstani personnel involved in the works under the Contract.  In this case, should the amount to be allocated exceed the real needs for professional training of the involved personnel, the Contractor use the exceeding amount in accordance with the Agreement on Cooperation between the Ministry of Education and Sciences and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan.  Information on the exceeding amount of the funds is to be submitted to the Competent Authority after the approval of the annual Work Program and the budget for the following year of the effect of the Contract.

7.2.14.

When the authorities of the State perform their duties, to easily provide them with required documents, information and access to the working places and in proper time eliminate defects found by the authorities.

7.2.15.

To submit the funds for implementation of the social programs of the Atyrau Oblast :

a)

during the Exploration period - 250 thousand US dollars;

b)

during the Production period - 350 thousand US dollars;

c)

during the Exploration period to the Astana Fund - 200 thousand US dollars.

7.2.16.

In case of necessity, to hand over to the Third Parties information on the content of the Contracts for Exploration and Production of hydrocarbons only by written consent of other Party.

7.2.17.

In proper time to pay taxes and other compulsory payments to the budget as well as penalties for irrational use of Subsoil and for environmental pollution.

7.2.18.

To take on the balance of Limited Liability Partnership all the wells drilled earlier, as well as to monitor them.

7.2.19.

To provide for complete disposal of the produced gas.

7.2.20.

In the course of his activity, to preserve cultural and historic objects located within the Contract Territory.

7.2.21.

To forecast long-term ecological effects of the activities conducted under the Contract.  The Contractor shall present long-term ecological forecasts and detailed reports as to actions taken by Contractor to minimize negative long-term ecological effects of the operations under the Contract, to the Competent Authority and governmental environmental agencies, upon their written requests, not later than 2 years after the beginning of the operations under the Contract.

7.2.22.

To leave the Contract Territory in the state that meets the requirements of the mining and sanitary control, Subsoil  and environmental protection.

7.2.23.

To rehabilitate grounds and other natural objects, which condition was affected by the Contractor’s activity under the Contract, to the condition suitable for further use in accordance with the legislation of the State.

7.2.24.

To conclude a Contract for provision of anti-gush safety at the field with the enterprise that has a license of the Republic of Kazakhstan.

7.3

Obligations of the Competent Authority:

7.3.1

To ensure implementation of the terms of the Contract and its termination in order and on the grounds stipulated by the legislation of the State.

7.1

Rights of the Competent Authority:

7.4.1

To represent the State at the negotiations with the Contractor as per the terms of the Contract.

7.4.2

To demand from the Contractor regular reports on execution of the Contract. To request other information concerning the terms of the Contract.

7.4.3

To inspect the course of the Contractor’s exploration and production of hydrocarbons including inspection of the Contractor’s documentation concerning fulfillment of the terms of the Contract.

7.4.4

To have access to any works related to Exploration and Production of hydrocarbons within the Contract Territory.

Section 8. WORK PROGRAM

8.1

The Contractor shall carry out Exploration and Production of hydrocarbons  in accordance with the Work Program agreed with the Competent Authority, state agency “Zapkaznedra,” and in accordance with designs of works agreed with the Atyrau Oblast Inspection on Prevention and Liquidation of Extraordinary Situations.

8.2

The Work Program shall be prepared on the basis of feasibility study, expert appraisal of the Field’s reserves (if it has already been discovered and its reserves have been approved by appropriate state agency) or Subsoil plots (blocks) and other materials with taking under consideration the Positive Practice of the Field Development.

8.3

The minimum Work Program for the first 6 (six years) of the Contract for Exploration amounts to 5,100,000.00 (five million one hundred thousand) US dollars, including the years, from the date of approval of the initial annual Work Program and budget:

	In physical dimension		Thousand US Dollars
1 year	Drilling	Seismic Exploration	400
		All projects
2 year	-	70	500
3 year	1	-	700
4 year	2	-	1,400
5 year	2	-	1,400
6 year	1	-	700
Total	6	70	5,100

The Contractor may, at his discretion, to spend more, than the minimum amounts indicated in the present Section 8.3.

The total volume of investment for the period of Exploration and Production will amount to 20 million US dollars.

8.4   Contractor may propose amendments and/or addendum to the agreed Work Program.  The changes, addendum and amendments to the Work Program shall be made in written form under mutual agreement of the Parties.

8.5   The Contractor shall agree the annual Work Program with the state agency for use and protection of Subsoil or with its regional division.

Section 9. EXPLORATION PERIOD

9.1  According to the Contract, the Exploration period shall consist of 6 consecutive years (2003-2009 years) and may be prolonged under mutual consent twice with a duration of each period of no more then 2 (two) years in accordance with the Legislation on Subsoil Use.  In this case, the Parties shall determine in advance the part of the Contract Territory to be left for the Exploration and introduce changes into the Work Program.

9.2  The Contractor shall start Exploration not later than 60 (ninety) days after the Date the Contract comes into force.  The Contractor shall inform the Competent Authority on the specific date of the commencement of the Exploration 30 (thirty) days in advance.

9.3     In the course of Exploration, the Contractor is obliged to return the Contract Territory, except for the territory where the Commercial Discovery was made, under the terms of the Contract and the Work Program.

9.4     The allotments to be return shall meet all the requirements of the legislation of the State concerning environmental protection.  The Contractor shall restore at his own expense the territories to be returned and other natural objects, which were disturbed during Exploration and Production of hydrocarbons, to the condition suitable for its purpose use.

9.5    Contract shall cease its effect upon expiration of the Exploration period with regard to its possible prolongation provided that the Commercial Discovery was not made within the Contract Territory, or a decision to proceed to the Production period was not made.  If the Contractor refuses to continue the works under the Contract, he shall forfeit all his rights to the Contract Territory and shall not claim for any compensation of expenses incurred under this Contract.

Section 10. COMMERCIAL DISCOVERY

10.1  If the Contractor discovers an oil Field, which, in his opinion, is economically sound for Production, he shall immediately inform the Competent Authority of this Field, and within 180 (one hundred eighty) days shall prepare a report with estimation of reserves and their appraisal for submission to the Authorized Agency for expert evaluation of reserves.

10.2   The Authorized Agency shall provide state appraisal of the field’s reserves in the order established by the Legislation on Subsoil Use.

10.3    The Commercial Discovery shall give to the Contractor an exclusive right to proceed to the Production stage.

10.4   In case of the Commercial Discovery, the Contractor shall have a right to full or partial compensation of expenditures, incurred by him in connection with this Commercial Discovery.

10.5    If Exploration did not result in the Commercial Discovery, the Contractor shall have no right to compensation of expenditures incurred by him during Exploration period.

Section 11. PRODUCTION PERIOD

11.1

The Contractor shall have an exclusive right to Production on the Contract Territory within 25 (twenty-five) consequential years (2009-2034).

11.2

Terms and conditions of the Production, including Work Program on the Production, are subject to additional execution, after approval of reserves in GKZ, as Additional Agreement to this Contract.

11.3

Contractor shall begin Production not later than 90 (ninety) days after conclusion of the Additional Agreement to the Contract and agreement on the program of the Production.

Section 12. ACCOUNTING

12.1

The Contractor shall maintain and keep records within the established period on all the account documentation concerning Exploration and Production of hydrocarbons under the Contract in accordance with the legislation of the State.

12.2

The Contractor shall submit to the Competent Authority full information about his activity for the preceding year with enclosing of Form №1-3 LKU (report on fulfillment of license and contract terms) by the 2-nd quarter of the next year.

12.3

The Contractor shall submit reports on its activities to the state agencies by the dates and in order established by Legislation of the State.

12.4

The Competent Authority shall have a right to verify the fulfillment of the terms of the Contract by the Contractor, and can attend through its representatives at the Contractor’s operations on Exploration and Production.

Section 13. OIL MEASURING

13.1

The Contractor shall carry out measuring and weighing of the oil produced on the Contract Territory in accordance with the methods and practice applicable in the State,

13.2

The Contractor, with participation of the representatives of the authorized agency on metrology and standardization, shall test equipment and devices it uses for oil measuring and weighing every six months.

13.3

If equipment or devices prove defective during the testing or inspection and if it is impossible to determine malfunction period, a defect time shall be fixed as one-half of a period from previous measuring to the day of the defect detection.

13.4

If the Contractor considers it is necessary to amend to the procedure used or replace installed measuring instruments, he shall notify the Authorized Agency of Metrology and Standardization not later than thirty (30) days in order to give its representatives possibility to attend at the changing or replacement.

Section 14. PERFORMANCE OF SUBCONTRACTED WORKS

14.1

Within the scope of annual Work Program, the Contractor shall submit to the Authorized Authority a plan of subcontracted works, lists of subcontracts for supply of materials, equipment and services that have to be concluded in the next calendar year with calculation of subcontracts’ value, as well as a list of potential Kazakh and foreign subcontractors.

14.2

As a rule, the Contractor shall contract subcontractors on a competition basis.

14.3

Contractor shall bear responsibility for performance of subcontracted works in accordance with the legislation of the State.

Section 15. FINANCING

15.1

The Contractor shall be responsible for full financing of his activity under the Contract in accordance with the Work Program agreed on by the Parties.

15.2

The Contractor may freely obtain loans in any currency in and outside the State to finance its activity, provided that this does not contravene to legislation of the State.

15.3

The Contractor may have accounts in both national and foreign currencies with the banks of the State and outside the State for the purpose of the Contract execution, and to receive monetary funds being earnings and profits under the Contract.

15.4

All kinds of the settlements under the Contract shall be performed in the order established by the legislation of the State.

15.5

The Contractor and Subcontractors shall effect currency transactions in accordance with the currency control legislation of the State.

Section 16. TAXES AND PAYMENTS

16.1

The Contractor shall pay taxes and payments under the Contract in accordance with legislation of the Republic of Kazakhstan, including the Code of the Republic of Kazakhstan “On taxes and other compulsory payments to budget” dated June 12, 2001, No209-II, effective as of the date the Contract comes into force (hereinafter referred to as the “Tax Code”), provided that other rules are not established by the International Treaty to which the Republic of Kazakhstan is a party.

For a purpose of computation of taxes and payments imposed in connection with the activity under the Contract, the Contractor shall be considered as a single taxpayer.

16.2

The Contractor shall pay the following taxes and payments:

16.2.1.1

Corporate income tax.

The Contractor shall pay income tax in accordance with Section 4 of the Tax Code.

16.2.1.1. The Contractor shall calculate income tax on the rates stated in Article 135 of the Tax Code.

16.2.1.2

The Contractor shall pay corporate income tax through making advance payments to be calculated in accordance with Article 126 of the Tax Code.

16.2.1.3

The Contractor shall pay corporate income tax by dates and in the order stipulated by Article 126 of the Tax Code.

16.2.1.4

The Contractor shall submit tax return on corporate income tax to the tax authority at the place of its tax registration by dates stipulated by Article 127 of the Tax Code.

16.2.1.5

The Contractor shall withhold and transfer taxes to be charged at the source of payment, including withholding dividends tax and taxes on interests to be paid on loans, by the dates and in the amount stipulated by the Tax Code and the provisions of the Convention on Avoidance of Double Taxation, which existed at the moment of arising of obligations to effect that kind of payment.

16.2.1.6

The Contractor shall bear responsibility for the completeness of withholding and timely transfer to the budget of the amounts of corporate income tax from legal entities and individual income tax from individuals to be charged at the source of payment, in accordance with the provisions of legislation effective at the moment of arising of tax obligations.

16.2.1.7

The Contractor’s expenses for geological survey, exploration and preparatory work for production of Minerals during the period of appraisal and construction, general administrative expenses, amount of paid signature bonus and bonus of commercial discovery form the separate group and are deducted from aggregate annual income as depreciation allowances from the date of commencement of Production on the norms, to be determined at the Subsoil User’s discretion.  But this norm shall not be more than the maximum rate of depreciation of 25 (twenty five) percent.

16.2.1.8

Those expenses are subject to adjustment through deduction of the amount of profits, that have been received by the Contractor during performance of the operations under the Contract, such as geological survey and undertaking preparatory work to the production of natural resources, with the following exceptions:

Income received at the realization of Minerals;

Income subject to

16.2.1.9

 ingtransfer of taxes to be paid at the source of payment, including withholding dividends tax and taxes on interests on loans, by the dates and in the amount stipulated by the Tax Code and the provisions of the Convention on Avoidance of Double Taxation, which existed at the moment of arising of obligations to effect that kind of payment.

16.2.1.2. Declaration 136, 137 articles.

16.2.2. Value Added Tax (VAT).

Contractor shall pay VAT in accordance with the section 8, Tax Code.

16.2.2.1. Contractor shall make computation of value added tax by rates stated in the article 245, Tax Code.

16.2.2.2. Contractor shall get exemption from VAT during the exploration period, at that, exemption from VAT shall cover both Contractor and Subcontractor.

16.2.3. Excises.

Contractor shall pay excise tax in accordance with the section 9, Tax Code.

16.2.3.2. Declaration 275.

16.2.4. Dues for paper issue registration and assignment of national identification number to unregistrable shares issue

16.2.5. Taxation of Subsoil  users:

Contractor shall effect special payments of the Subsoil  users in accordance with section 10, Tax Code.

16.2.5.1. Subscription bonus.

16.2.5.1.1. Contractor shall pay subscription bonus in the amount of $ 250 000 within one month upon the date of the Contract effectiveness.

16.2.5.1.2. Declaration of Article 290.

16.2.5.2. Bonus of Commercial discovery.

16.2.5.2.1. Contractor shall pay commercial discovery bonus in the amount of  0,1% (nought  point  one)  of  value of the approved reserves.

16.2.5.2.2. Declaration of Article 294.

16.2.5.3. Royalty.

Royalty shall be paid by the Contractor for all kinds of minerals separately.

16.2.5.3.1. Contractor shall pay royalty at the rate of 5 % with oil production of 15 000 tones per year, 9% with oil production of 50 000 tones per year, 13% with oil production of 100 000 tones.

16.2.5.3.5. Declaration of Article 304.

16.2.5.4. Excess profit tax.

16.2.5.4.1. Contractor shall make computation and payment of excess profit tax in accordance with the article 307, Tax Code.

16.2.5.4.2. Declaration of Article 311.

16.2.5.4.3. Profits internal norm, p. 2 article. 307.

16.2.6. Social Tax.

Contractor shall pay social tax in accordance with the section 11, Tax Code.

16.2.6.1. Contractor shall make computation of social tax as per rates stated in the article 317 and payment in accordance with the article 319. Tax Code.

16.2.6.2. . Declaration of Article 322, chapter 52.

16.2.7. Dues for vehicles’ traveling through the territory of the Republic of Kazakhstan.

16.2.8. Land tax.

Contractor shall pay a land tax in accordance with the section 12, Tax Code.

16.2.8.1. Contractor shall make computation of land tax in accordance with the articles 332-335.

16.2.8.2. Tax payment shall be effected in the order established by chapter 55, articles 339-341, Tax Code.

16.2.8.3.1. Declaration of articles 343-344.

16.2.9. Tax on Vehicles

Contractor shall pay taxes imposed on vehicles in accordance with section 13, Tax Code.

16.2.9.1. Contractor shall make computation of vehicle’s tax by rates stated in the article 347, Tax Code.

16.2.9.2. Computation and payment of tax shall be effected by the Contractor in accordance with the article 348, Tax Code.

16.2.9.3. Declaration of articles 349-350.

16.2.10. Legal person property tax.

Contractor shall pay a tax on property of legal persons in accordance with section 14, Tax Code.

16.2.10.1. Property tax shall be paid in the amount of 1%.

16.2.10.2. Contractor shall make computation and payment of tax imposed  on property of legal persons in accordance with the article 356, Tax Code.

16.2.10.3. Declaration of article 359.

16.2.11. Dues for registration of legal persons.

Contractor shall pay dues for registration of legal persons in accordance with the legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.12. License tax on business activity.

Contractor shall pay license tax imposed on business activity in accordance with the tax legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.13. Auction duties.

Contractor shall pay auction duties in order, term and amount stated by the legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.14. Payment for use of radio-frequency resources of the Republic of Kazakhstan.

Payment for use of radio-frequency resources of the Republic of Kazakhstan shall be effected by the Contractor in order, term and amount stated by the legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.15. Dues for use of Almaty symbols in brand names, service marks and trademarks.

Dues for use of Almaty symbols in brand names, service marks and trademarks shall be paid by the Contractor in accordance with the legislation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.16. Dues for use of words  “Kazakhstan”, “Republic”, “National” (full words and any their derivatives) by legal persons (except for public enterprises, public institutions and non-commercial organizations) and natural persons in their  brand names, service marks and trademarks.

Contractor shall pay a due for use of words  “Kazakhstan”, “Republic”, “National” (full words and any their derivatives) by legal persons (except for public enterprises, public institutions and non-commercial organizations) in their brand names, service marks and trademarks in accordance with the legislation,  operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.17. Customs duties.

Contractor shall pay customs duties in accordance with the Law “On Customs in the Republic of Kazakhstan” dated July 20, 1995, № 2368, effective on the day of acceptance of customs declaration and other documents by customs authority of the Republic of Kazakhstan.

16.2.18. Payment for use of surface water sources.

Contractor shall pay for use of surface water sources in accordance with the legislation operating at the moment of accrual of payoff obligations for such kind of payment.

16.2.19. Payment for use of forest resources.

Contractor shall pay for use of forest resources in accordance with the legislation operating at the moment of accrual of payoff obligations for such kind of payment.

16.2.20. Payments of emission tax. Penalties for infringement of environmental legislation.

16.2.20.1. Contractor shall for pollution of the environment in accordance with the legislation operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.20.2. Contractor shall pay for infringement of environmental legislation in accordance with the legislation operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.21. Compulsory pension contributions.

Contractor shall deduct compulsory pension contributions from the wage-fund of Kazakhstani citizens in amount and order established by the legislation, operating at the moment of accrual of obligations to effect  such kind of payment.

16.2.22. Public duty.

Contractor shall pay public duty in order, term and amount stated by the legislation operating at the moment of accrual of obligations to effect such kind of payment.

16.2.23. Tax deduction from payment source. Responsibility.

16.2.23.1. Contractor shall withhold and re-compute taxes imposed on payment source (including tax on dividends and credit interest) in order, term and amount stated by the Tax Legislation, international agreements’ terms and Convention of avoidance of Double Taxation, operating at the moment of accrual of obligations for payment of such kind of payment.

16.2.23.2. In accordance with the Tax Code Contractor shall bear responsibility for full withholding and timely transferring of taxes deducted from payment source to the budget.

16.2.24. Taxation of the personnel.

Contractor’s personnel shall pay taxes and effect payments in accordance with the Tax Code operating at the moment of the payment obligations accrual.

16.3.1. Taxation of subcontractors.

16.3.1.1. Taxation of subcontractors and subcontractors’ personnel performing the works (services) for the Contractor shall be done in accordance with the Tax Code effective at the moment of accrual of obligations for payment of taxes and charges.

16.3.1.2. Contractor shall bear no responsibility for tax obligations of his subcontractors, except for the Contractor’s obligations to deduct taxes from the payment source.

16.4. Taxation of assignation.

 Profits gained from assignation shall be subject to taxation in accordance with the Tax Code operating at the moment of assignation.

16.5. Transfer pricing.

16.5.1. Contractor recognizes that in case of deviation of the price used for transaction settlement from the market price, tax authorities shall have a right to correct taxation object in accordance with the legislation for public control of transfer price use.

16.5.2. On confirmation of performance such operations by the tax authorities, the Contractor shall bear responsibility fixed by Tax Code for breach of the manner, term and amount of tax payment.

16.6. Overall tax responsibility.

Taxes and charges to be paid under the contractual terms shall not release the Contractor from responsibility to pay taxes and charges fixed by the legislation on the date of accrual of tax obligations for running of activity not stipulated by the Contract.

16.7. Taxation limits.

For tax purposes the Contractor cannot combine contractual incomes and deductions with profits and deductions regarding the non-contract activity.

16.8. Payment and entering of taxes and payments.

16.8.1. All the taxes, payments and dues shall be paid in tenge or in  currency used in the Republic instead of tenge, unless otherwise stated by the legislation.

16.8.2. Any taxes and charges shall be paid in manner, terms and amount fixed by the legislation.

16.8.3. Tax and payments shall be entered in the accounts stated by the tax or finance authorities of the Republic in  accordance with the order established by the legislation.

16.9. Penalty provision.

16.9.1.Penalties for violation of the Tax Code shall be applied in accordance with the legislation operating at the moment of that violation.

16.9.2. Fines for undue payment of taxes and charges to budget shall be imposed at the rate stated by the Tax Code, operating on the day of payment these amounts.

16.9.3. Fines upon non-tax payments shall be imposed at the rates stipulated by the legislation operating at the moment of that violation.

16.10. Tax treatment stability.

16.10.1. Tax treatment, established by the Contract, shall be valid till the end of the contract period except for cases when changes and/or amendments to the contractual tax treatment are made in written form by mutual agreement of the contractual parties and do not result in change of proportions of initial economic interests of the Republic and Contractor under the Contract. At that, proportion of economic interests of both Parties shall be fixed at the moment of the Contract conclusion.

16.11. Information access.

16.11.1. Contractor recognizes that, in accordance with the applicable law, tax authorities of the Republic of Kazakhstan shall have access to information regarding any bank accounts of the Contractor including the ones established with foreign banks outside Kazakhstan.

 16.11.2. During the audit the Contractor shall submit to the representatives of tax and finance authorities all the documentation concerning the activity run under the Contract.

16.11.3. Contractor shall submit, in electronic format or in other way, all documentation required regarding basic economic, accounting and tax data needed for creation of database within a monitoring program carried out by the Ministry of Finance and  the State Revenue Ministry of the Republic of Kazakhstan.

Section 17. BUSINESS ACCOUNTING

17.1. Contractor shall provide full and accurate book-keeping of all profits and inputs in connection with the Contract fulfillment in compliance with book-keeping procedure established by the legislation of the State.

17.2. All account books and accounting documents of the Contractor shall be accessible for audit carried out by the Competent authority and public agencies in accordance with their power specified by the legislation of the State.

Section 18. INSURANCE

18.1. Within 180 (one hundred eighty) days of the date of the Contract’s effectiveness, the Contractor shall work out and submit for approval to the Competent authority a program of insurance against business risk, property and liability insurance concerned with exploration and production of hydrocarbons.

18.2. Insurance shall be provided for property and liability risks related to  the following:

transportation and storage of the goods delivered to the location of exploration and production of  hydrocarbons;

Contractor’s property used in the course of exploration and production of  hydrocarbons; including leasehold or leasing property;

 environmental pollution including land pollution and costs of elimination of damage caused to the environment including land melioration and recovery;

      overall civil liability to the Third Party including damage to the health and life  of the personnel and community.

18.3. Contractor shall provide insurance to cover his employees in accordance with the Labor Law, including employees’ insurance against work place incidents, occupational diseases, injuries and risks related to them.

18.4. Contractor, at his discretion, shall choose insurance companies in accordance with the legislation of the State.

Section 19. LIQUIDATION AND LIQUIDATION FUND

19.1.  730 (seven hundred thirty) days prior to termination of the Exploration period   and not later than 2 years from the commencement of Production works, the Contractor shall submit to the Competent Authority for approval a program for liquidation of consequences of his contractual activity, including estimate of expenditures for liquidation.

19.2. Liquidation program shall provide for disposal and liquidation of structures and equipment used in the course of the Contractor’s activity on the Contract territory.

Liquidation and conservation of oil, gas and other wells shall be performed in compliance with the requirements of “Regulations of wells’ conservation procedure at oil and gas fields, underground storage facilities and thermal water deposit”, “Procedure for liquidation of oil, gas and other wells, and writing-off of the maintenance charges ”.

19.3. Contractor shall establish liquidation fund in the amount of 1% of the operation costs to provide full financing for the program fulfillment.

19.4. The Contractor shall annually enter contributions to the liquidation fund to a special demand deposit account at any Bank on the territory of the Republic of Kazakhstan, and these contributions shall form a part of costs of hydrocarbons’ Exploration and Production. Contractor shall use the fund by a  consent of the Competent authority agreed upon with Authorized agency of Protection and Use of Depths.

19.5. If actual liquidation costs exceed an amount of liquidation fund, the Contractor shall effect additional financing of liquidation.

19.6. If actual liquidation costs do not exceed an amount of liquidation fund, cash surplus shall be handed over to the Contractor and included into a taxable income.

19.7. If the State decides to be responsible to proceed with operation of all or just a part of the structures handed over by the Contractor upon termination of the Contract period, Contractor shall bear no responsibility for fulfillment of liquidation program and shall assign to the State all the rights to all actual assets accumulated in liquidation fund.

Section 20. CONSERVATION OF MINERAL RESOURCES AND ENVIRONMENTAL CONTROL

20.1. In the course of the Contract  execution the Contractor shall comply with the State legislation regarding Subsoil  and environmental protection, sanitary-epidemiological safety and shall take all measures required to ensure the following:

people’s life and health protection;

conservation and multiple use of Minerals;

preservation of natural landscape and reclamation of disturbed land  and other geomorphological structures;

conservation of energy state features of the upper Depth’s parts to prevent earthquakes, landslides, underflooding and soil subsidence.

20.2. During exploration and production of the hydrocarbons the Contractor shall meet the following:

1) ecological requirements:

environmental preservation;

conducting of industrial monitoring of ecology as per governmental ecological programs;

prevention of man-caused desertization;

prevention of ablation and wind soil erosion;

zonal segregation of lost circulation horizon and fresh water bed to prevent pollution;

prevention of desiccation and pollution of underground water;

other requirements  in accordance with the legislation concerning Subsoil  utilization and environmental protection;

2) Subsoil  protection requirements:

provide completeness of advance geological study of the Depths for reliable estimate of size and structure of the oil reserves, Fields and Subsoil  zones allocated for  Subsoil  utilization, including the purposes unrelated to Production;

provide a conservation and multiple use of the Depths at all stages of hydrocarbons’ exploration and production;

provide completeness of the oil recovery;

use of Depths in accordance with the State’s legislation concerning environmental protection preventing from dangerous man-caused process  in the course of exploration, production as well as construction and operation of underground facilities non-related to Production;

Subsoil  protection from water invasion, fires, explosions, rock failure as well as other natural factors worsening quality or complicating operation and development of the Fields;

prevention from the Subsoil  pollution in the course of exploration and production of the hydrocarbons;

compliance with a stated in the Contract section 29 procedure of suspension, termination of the hydrocarbons’ exploration and production,  and stated by the Contract section 19 procedure for liquidation of the Field’s production objects.

meet health and ecological requirements when warehousing and placing  industrial and domestic waste to prevent their accumulation  within drainage area and underground water zones;

3) sanitation requirements:

arrangement of sanitary control zone;

development of sanitary control zone;

all equipment, pipelines, chemicals used, etc. shall be from among the items  permitted  by sanitary-and-epidemiologic institutions;

take sanitary measures to maintain sanitation state  and prevent occupational diseases and injures;

provide conditions that are beneficial for employees’ health;

at the sanitation control zone border meet near-surface concentration of hazardous substances not exceeding maximum permissible concentrations (with allowance for background pollution) in inhabited locality;

provide laboratory and instrumentation control of air in work zone and  hazardous industrial factors at work places;

Contractor shall provide completeness and reliability of geological, sanitation, hydrogeological, ecological, engineering-ecological and process studies of the hydrocarbons’ exploration and production objects.

20.3.

-

In the course of the contractual activity the Contractor takes into consideration that positive conclusion of the public ecological assessment agency and permits based on the above said positive conclusion issued by executing agencies responsible for environmental protection shall be considered as ecological grounds required to perform Depths utilization operations;

-

Subsoil  user shall submit for public ecological assessment all pre-project and project documentation containing ecological impact assessment and section “environmental protection” with the list of measures to be taken within the period of performance and termination of Depths utilization Operations or conservation of Field.

20.4. Contractor shall monitor Depths and environment to study an impact resulted from Contractor’s contractual activity, and to take proper measures to eliminate such impact. Monitoring data and reports on environmental impact shall be handed over to special authorized agencies responsible for environmental protection.

20.5. Contractor shall liquidate impacted environmental conditions, perform recovery work and compensate in full for damage caused to nature.

20.6. Authorized public agencies shall provide Public control of compliance with legislation of Subsoil  and environment protection.

20.7. Contractor shall perform works on environmental preservation within the Contract territory.

20.8. Upon termination of the Contract period or in case of stage-by-stage return of the Contract territory, the Contractor shall hand over the Contract territory in condition suitable for further use, in accordance with the State‘s legislation.

20.9. Any impact on (degradation of) environment and Contract territory during the Contract period shall be eliminated at the Contractor’s expenses and Contractor shall restore environment and Contract Territory conditions to the extent suitable for further use.

          20.10. In case of excessive emission (effluent) of contaminants and arising of emergency situation the Contractor shall immediately inform of them the Central executive agency responsible for environmental protection.

20.11. Works shall be performed in compliance with special requirements for secured territories.

Section 21.  SAFETY OF PERSONNEL AND COMMUNITY

21.1. In accordance with the Contract, a compliance with sanitary regulations and safety rules stipulated by the legislation of the State, as well as arrangements of measures for prevention and liquidation accidents and occupational diseases shall be provided in the course of exploration and production of hydrocarbons.

21.2. Exploration and production of hydrocarbons shall be prohibited, provided that it poses hazard to people’s life and health.

21.3. Public control of compliance with safety rules and industrial sanitation requirements during exploration and production of hydrocarbons shall be provided by Public agencies responsible for sanitary-and-epidemiologic control and other public authorized bodies in accordance with their power.

21.4. Basic requirements for safe exploration and production of hydrocarbons are as follows:

Work permit for persons with special training and qualification. Mining Management staff shall consists of the properly educated persons, who got a certificate of medical examination in accordance with the effective Order of the Health Agency of the Republic of Kazakhstan (Ministry of Health of the Republic of Kazakhstan);

Provision of persons dealing with exploration and production of hydrocarbons with special personal and industrial protection equipment;

Use of machines, equipment and materials that meet safety requirements and sanitary norms;

Registration, proper storage and consumption of explosive materials and firing agents and proper and safe use of these materials;

Performance of series of geological, surveyor and other observations required and sufficient to provide processing cycle of works and forecasting of critical situations; timely determination and mapping of mining dangerous areas;

Timely updating of technical documentation and emergency response plans to define more exactly boundaries for zones of safe work performance;

Compliance with project systems of Filed Development (for solid Minerals), projects and flowsheets of Fields’ Development (for oil, gas and underground water);

Provide accommodation space for workers;

Obtain approval for exploration and production projects from territory public supervision agencies responsible for safe work performance control;

Provide workers with high-quality drinking water and hot meals;

Provide radiation safety.

21.5. In case of direct threatening to health and life of the workers and/or community, the Contractor’s officials shall immediately suspend works and provide transportation of people to safe area and inform  of this event the Competent authority, territorial public sanitation agencies and local executive boards.

21.6. Contractor shall indemnify for persons’ health hazard caused during execution of contractual obligations and in accordance with the legislation of the Republic of Kazakhstan.

21.7.  Contractor shall work out programs of actions for prevention of  accident and other critical situations during performance of Oil Operations and shall approve these programs at local Emergency Response Agencies.

Section 22.  INFRINGEMENT OF THE CONTRACTUAL TERMS

22.1. Deals made by the Contractor shall be declared invalid on the grounds stipulated by the legislation of the State

22.2. Contractor shall be fully responsible to the Competent authority and Third party for consequences of actions stated in p.22.1 of the Contract.

22.3. Persons guilty of making such deals, as well as of other violation of the legislation of the Republic of Kazakhstan shall bear statute-established disciplinary liability, liability for breakage, management and criminal responsibility.

Section 23. FORCE-MAJEURE

23.1. Neither Party shall bear responsibility for non-fulfillment or improper fulfillment of any contractual obligations, provided that such non-fulfillment or improper fulfillment of contractual obligations are caused by Force-Majeure circumstances.

23.2. Among Force-Majeure circumstances are war conflicts, acts of God (fires, etc.). This list is not exhaustive.

23.3. Should any Force-Majeure circumstances arise, the Party suffered  from such Force-Majeure circumstances is to immediately advise other Party  by handing or mailing notification of commencement date  and description of Force-Majeure circumstances.

23.4. If any Force-Majeure circumstances arise, both Parties shall immediately hold a meeting to find the way out and shall do their utmost to minimize after-effects of such Force-Majeure circumstances.

23.5. In case of full or partial suspension of the contractual works caused by Force-Majeure circumstances, period of the work performance shall be extended for the period equal to that during such circumstances will remain in force.

Section 24. CONFIDENTIALITY

24.1. Information obtained or purchased by any Party in the course of the Contract execution shall be confidential. Both Parties can use confidential information for preparation of required reports, stipulated by the legislation of the State.

24.2. Parties shall have no right to deliver confidential information to the Third party without written consent of the other Party with exception of the following cases:

if such information is used in the course of court examination;

if such information is given to the Third parties rendering services to the Contractor,  provided that the Third party undertakes to consider such information  as confidential  and use it only for purposes and period stated by the Parties;

if information is given to the bank or other financial institution, the Contractor gets  financial assets from, provided that such bank or other financial institution undertakes to consider information as confidential use it only for the stated purposes.

24.3. In accordance with the legislation of the State, Parties shall fix the period of holding in confidence the information related to all documents, data and reports on exploration and production of hydrocarbons with the Contract territory.

Section 25. CESSION OF RIGHTS AND OBLIGATIONS ПЕРЕДАЧА

25.1. Cession of rights and obligations under the Contract to the Third party, except for cession of Subsoil utilization right, shall be allowed only by written consent of the Competent authority. Competent authority is not entitled to reject a claim for cession of right to Subsoil utilization to a subsidiary, provided that parent company gave to the Competent authority a guarantee of complete fulfillment of the contractual obligations jointly with subsidiary.

25.2. Cession of rights and obligations under the Contract shall be carried out at the Contractor’s expenses and shall be not compensated by the State.

25.3. Contractor and Third party that was assigned rights and obligations shall bear joint responsibility till the Contractor takes part in the Contract.

Section 26. APPLICABLE LAW

26.1.Law of the Republic of Kazakhstan shall be applied for this Contract and other agreements, unless otherwise agreed by the international treaties with the Republic of Kazakhstan as a Contracting party.

26.2. Contractor undertakes to comply with international obligations for environmental control assumed by the State within Contract territory and adjoint area.

Section 27. DISPUTES’ SETTLEMENT

27.1. Parties do their utmost to resolve disagreements and disputes arising under or in connection with this Contract by negotiations.

27.2. If within 120 (one hundred twenty) days of the moment of the dispute arising it cannot be settled by negotiations, Parties shall bring a matter into a court authorized to settle such disputes in accordance with the legislation.

Section 28. GUARANTEE OF THE CONTRACT STABILITY

28.1. Contract provisions shall be invariable within the Contract period.

28.2. Changes and amendments to the legislation made after the Contract conclusion that impact the Contractor’s position shall not be applied for the Contract.

28.3. If changes and/or amendments to the legislation lead to impossibility of the Contract performance, corresponding changes shall be made in the Contract by written agreement of the Parties to provide reestablishment of initial economic balance proportions of the Parties. At that, authorized agency and/or the Contractor shall fix proportion of economic interests of both Parties.

Section 29. TERMS OF CONTRACT SUSPENSION AND TERMINATION

29.1. Competent authority shall without fail suspend Contract activity in case of direct threat to the health and life of people working or living within the zone affected in the result of performance works under the Contract.

29.2. Competent authority shall have a right to suspend Contract activity in the following cases:

if the Contractor runs activity not stipulated in the Work program and Contract;

if the Contractor violates the State legislation in the course of his activity with respect to Subsoil  reservation, environmental control and safe work performance;

on cession by the Contractor his contractual rights, in full or partially, to the Third party with violation of the Contract section 25;

if the work to be performed within Work program is suspended for the period more than 90 (ninety) days except for the cases connected with Force-Majeure circumstances;

 non-compliance with information confidentiality  contractual terms.

29.3. Contract shall be resumed after the Contractor informs of elimination of the reasons that provoked Contract suspension.

1.1.

Contract shall be terminated before the appointed time in the following cases:

If the Contractor refuses to eliminated grounds that caused suspension of Exploration, Production, composite Exploration and Production or Construction  (or) operation of underground facilities, not connected with Exploration and (or) Production, or if the Contractor didn’t eliminate these grounds within the period of time sufficient for their elimination;

If the Subsoil  user doesn’t proceed to the depths utilization operations in terms fixed by the Contract;

If it is impossible to eliminate grounds that caused suspension of depths utilization operations and are a threat to health;

Considerable breach of obligations by the Contractor, stated in the Contract or in Work program;

If the Contractor is declared bankrupt in accordance with the effective legislation of the Republic of Kazakhstan with exception of the case when Right  of Subsoil Utilization is a subject of a pledge  in accordance with the operating legislation;

If the Contract is declared invalid in accordance with the Subsoil  legislation.

29.5. Contract shall be terminated by reasons, stated in the paragraph 29.4. of the Contract, in 60 (sixty) days upon receipt by the Contractor of written notification from the Competent authority about early termination of the Contract.

0.1

Parties shall not release from fulfillment of their current obligations that left non-fulfilled by the moment of delivery to the Contractor notification about Contract termination.

29.7 Emergency Response Agency of the Republic of Kazakhstan  shall have a right to offer a suggestion to the Competent Agency of the Republic of Kazakhstan regarding suspension of the Contract in case of repeated non-compliance of  the Subsoil  user with the safe operations rules and standards.

Section 30. CONTRACT LANGUAGE

30.1. Text of this Contract is made up in official and Russian languages and all copies are identical.

30.2. In case of disagreements or discrepancies between text’s variants, Russian version shall prevail.

30.3. Parties agree that Russian language shall be used as a language of communication. Technical documentation and information on exploration and production of hydrocarbons shall have been made up in Kazakh and Russian languages from the date of the Contract effectiveness.

30.4. Documentation and information on management activity shall be made up in official and Russian languages. Документация и информация, касающаяся административной деятельности, составляется на государственном и русском языках.

Section 31. ADDITIONAL PROVISIONS

31.1. All notifications and documents required  in connection with execution of this Contract shall be considered to be properly submitted and delivered to each contractual Party only after their actual receipt.

31.2. Notifications and documents shall be handed over in person or sent by post, registered mail, fax, telex or telegraph to the following addresses:

Competent Authority’s address:

Contractor’s address:

Tel.:  (3172) 10-24-10

Теl.: (3272) 29-39-72

Fax:

(3172) 31-83-44

Fax:

31.3. In case of changing addresses under the present Contract, each Party shall deliver written notification to the other Party.

31.4. All supplements to the Contract shall be deemed as its component parts. In case of discrepancy between supplements’ provisions and the Contract, the last shall prevail.

31.5. Amendments or additions to the Contract, non-contradicting the Contract terms, shall be made by written agreement of the Parties.  Such agreement shall be a constituent of the Contract.

Present Contract is concluded 17th day of February 2003 in Astana, Republic of Kazakhstan,

by authorized representatives of the Parties.

Competent authority

Contractor

First Vice-Minister

General Director of

Of Energy and Mineral Resources

“КоZhаN”Ltd.

/s/ N. Ashimov

/s/ B. Mukashev

N. Аshimov

B. Mukashev

/Seal/

/Seal/